SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 9, 2009

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

                                                0-30318                                                                                              52-2181734
                                            (Commission File Number)                                                                                         (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  inVentiv Health, Inc. (the “Company”) has previously entered into employment agreements with certain executive officers.  These agreements are described in the “Executive Employment Agreements” section of the Proxy Statement the Company filed with the Securities and Exchange Commission (“SEC”) on April 30, 2009.  As previously disclosed, our four executive officers have agreements that include “single trigger” provisions which will result in change in control benefits being paid upon the completion of a change in control whether or not the executive’s employment is terminated.  In addition, these agreements entitle two applicable executives to gross-up payments from the Company with respect to any excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties incurred by such executives with respect to such excise tax, in connection with a change in control, subject to the Company’s right to reduce such change in control benefits by specified amounts if doing so would avoid excise tax liability.  The Company’s Board of Directors, acting through its compensation committee, has committed, effective as of June 9, 2009, not to provide any “single trigger” change in control benefits or excise tax gross-up benefits in the future with Company executives unless the “single trigger” change in control benefits and excise tax gross-up benefits are approved by the Company’s stockholders.  Furthermore, the Company's Board of Directors, acting through its compensation committee, has determined that it will use its best efforts to negotiate with the four executives who have “single trigger” change in control benefits in order to amend or modify these agreements to remove the “single trigger” change in control within the next 24 months unless the “single trigger” change in control benefits are ratified by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    INVENTIV HEALTH, INC.

                                    by           /s/ David Bassin
                                           Name:  David Bassin
                                  Title:  Chief Financial Officer and Secretary
                                    (principal financial and accounting officer)